UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 1, 2005

Forward Industries, Inc.
(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Under the Company's employment agreements with each of Mr. Jerome E. Ball, Chairman and Chief Executive Officer, and Michael Schiffman, President and Chief Operating Officer, the terms of those agreements both expire December 31, 2005, unless the parties agree that the term shall be renewed for a one-year period. Under each agreement, the Company and the executive must advise the other party to the agreement not later than sixty days prior to expiration of the term of the intention not to so renew.  Neither the Company nor either executive provided such notice, and, accordingly, subject to other events, each such agreement is expected to be renewed for the one-year period.  However, the Company and each of Mr. Ball and Mr. Schiffman is engaged in discussions for a new agreement, which, if executed, would supersede the terms and conditions of the agreements in place.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Douglas W.  Sabra
_______________________________________

Name Douglas W. Sabra

Title: Chief Financial Officer

Dated: November 3, 2005